                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           DECISIONONE HOLDINGS CORP.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                               [DecisionOne Logo]

                           DECISIONONE HOLDINGS CORP.
                            50 EAST SWEDESFORD ROAD
                           FRAZER, PENNSYLVANIA 19355

         --------------------------------------------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                               DECEMBER 10, 1998
         --------------------------------------------------------------

To the Stockholders of
DecisionOne Holdings Corp.:

     Notice is hereby given that the 1998 annual meeting of stockholders (the "Annual Meeting") of DECISIONONE HOLDINGS CORP. (the "Company" or "DecisionOne") will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Thursday, December 10, 1998, at 9:00 a.m., local time, for the following purposes:

     1. To elect four directors;

     2. To vote upon a proposal to approve the authorization of an additional 250,000 shares of Company common stock for issuance under the DecisionOne Holdings Corp. 1997 Management Incentive Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on October 23, 1998 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose relevant to the Annual Meeting, during the Annual Meeting and during normal business hours for ten days prior to the Annual Meeting at The Desmond Great Valley Hotel and Conference Center.

                                          By order of the Board of Directors,

                                          Thomas M. Molchan
                                          Corporate Secretary

Frazer, Pennsylvania
October 28, 1998

     EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                               [DecisionOne Logo]

                           DECISIONONE HOLDINGS CORP.
                            50 EAST SWEDESFORD ROAD
                           FRAZER, PENNSYLVANIA 19355
               -------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                               DECEMBER 10, 1998
               -------------------------------------------------

     This proxy statement and the accompanying form of proxy are being mailed on or about November 5, 1998 to the stockholders of DecisionOne Holdings Corp. (the "Company" or "DecisionOne"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1998 annual meeting of stockholders (the "Annual Meeting") to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Thursday, December 10, 1998, at 9:00 a.m., local time, and at any adjournments thereof.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon (1) the election of four directors, (2) a proposal to approve the authorization of an additional 250,000 shares of Company common stock for issuance under the DecisionOne Holdings Corp. 1997 Management Incentive Plan (the "Plan"), and (3) such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially engaged or compensated for such services. The Company also will request banks, brokers and other nominees, custodians and fiduciaries to send proxy materials to beneficial owners and will reimburse such persons for reasonable expenses incurred in that regard.

                             VOTING AT THE MEETING

     Holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), of record at the close of business on October 23, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. As of that date, there were 12,584,219 shares of Common Stock outstanding. Each stockholder entitled to vote will have one vote for each share of Common Stock owned of record by such stockholder as of the close of business on the Record Date.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual meeting in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the persons nominated by the Board of Directors for election as directors and FOR the proposal to authorize an additional 250,000 shares of Common Stock for issuance under the Plan. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by voting at the meeting, by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     Assuming that a quorum is present, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors, and the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to authorize additional shares for issuance under the Plan. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to authorize additional shares for issuance under the Plan; abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Therefore, an abstention will have the same effect as a negative vote.

     The Company believes that brokers who are member firms of the New York Stock Exchange and who hold shares in street name for beneficial owners have the authority to vote those shares with respect to the election of directors if they have not received instructions from the beneficial owner. The Company does not believe that brokers have the authority to vote those shares with respect to the authorization of additional shares for issuance under the Plan absent voting instructions from the beneficial owners. Assuming a quorum is present, failure by brokers to vote those shares will have no effect on the outcome of the election of directors, or the proposal to authorize additional shares for issuance under the Plan.

     Your proxy vote is important. Please complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

RECAPITALIZATION AND MERGER

     On August 7, 1997, the Company consummated a recapitalization and merger (the "Recapitalization") with an affiliate of DLJ Merchant Banking Partners II, L.P. ("DLJMB"). Pursuant to the Recapitalization, DLJMB, certain funds affiliated with DLJMB, certain members of management of the Company and third-party investors who have entered into an agreement (the "Investors' Agreement") with DLJMB in respect of the voting and disposition of shares acquired by them (collectively, the "DLJ Group"), acquired approximately 10.9 million shares, or 87.4% of the outstanding Common Stock, in exchange for approximately $225 million. Such equity proceeds, along with $145.5 million of net proceeds from the sale of 9 3/4% Senior Subordinated Notes due 2007, $81.6 million of net proceeds from the sale of units consisting of 11 1/2% Senior Discount Debentures due 2008 and 148,400 Warrants to purchase 281,960 shares of Common Stock exercisable at $23 per share, and borrowings of $470.0 million under a $575 million senior secured loan facility, were used to repurchase approximately 26.5 million shares of Common Stock for approximately $609.7 million, cash out existing options and warrants, repay the Company's then-existing revolving credit facility, and pay fees and expenses incurred in connection with the Recapitalization.

                                (PROPOSAL NO. 1)

                             ELECTION OF DIRECTORS

     At the Annual Meeting, four directors, constituting the entire Board of Directors, are to be elected. The term of office for each director will expire at the 1999 annual meeting of stockholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

     The Board of Directors has nominated for election as directors the current members of the Board of Directors. All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the Board may decide to reduce the number of directors.

     Under the terms of the Investors' Agreement, DLJMB and affiliated funds and entities have the right to appoint a majority of the members of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                       ----------------------------------

                             NOMINEES FOR ELECTION
                       ----------------------------------

                                             YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
          NAME OF DIRECTOR             AGE          PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
          ----------------             ---   --------------------------------------------------------
Stephen J. Felice....................  41    Mr. Felice has been the President of the Company since
                                             October 1995, and Chief Executive Officer and a Director
                                             since April 1998. From March 1987 until October 1995,
                                             Mr. Felice served in several capacities for Bell
                                             Atlantic Business Systems Services, Inc. ("BABSS")
                                             (which was acquired by the Company in October 1995) in
                                             March 1987. He served as Vice President and General
                                             Manager, Sales and Operations of BABSS from January 1991
                                             to October 1995 and was responsible for all service
                                             delivery, sales activity, customer management, and
                                             marketing channels with management responsibility over
                                             almost 3,000 employees.

Peter T. Grauer......................  53    Mr. Grauer has been a Director of the Company since
                                             August 1997 and a Managing Director of DLJ Merchant
                                             Banking II, Inc. since September 1992. From April 1989
                                             to September 1992, he was Co-Chairman of Grauer & Wheat,
                                             Inc., an investment firm specializing in leveraged
                                             buyouts. Prior to April 1989, Mr. Grauer was a Senior
                                             Vice President of Donaldson, Lufkin & Jenrette
                                             Securities Corporation ("DLJSC"). Mr. Grauer is a
                                             director of Doane Products Co., Nebco Evans Holding
                                             Company, AmeriServe Food Distribution, Inc., Total Renal
                                             Care Holdings, Inc. and Thermadyne Holdings Corp.

Lawrence M.v.D. Schloss..............  44    Mr. Schloss has been a Director of the Company since
                                             August 1997 and the Managing Partner of DLJ Merchant
                                             Banking II, Inc. since November 1995. Prior to November
                                             1995, he was the Chief Operating Officer and Managing
                                             Director of DLJ Merchant Banking, Inc. Mr. Schloss
                                             currently serves as Chairman of the Board of McCulloch
                                             Corporation and as a director of Wilson Greatbatch, Inc.
                                             and Thermadyne Holdings Corp.

                                             YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
          NAME OF DIRECTOR             AGE          PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
          ----------------             ---   --------------------------------------------------------
Kirk B. Wortman......................  36    Mr. Wortman has been a Director of the Company since
                                             August 1997 and a Principal of DLJ Merchant Banking II,
                                             Inc. since February 1997. For the five years prior to
                                             joining DLJ Merchant Banking II, Inc. he worked in the
                                             Leveraged Finance Group within Donaldson, Lufkin &
                                             Jenrette, Inc.'s ("DLJ") Investment Banking Group, most
                                             recently as a Senior Vice President.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met on six occasions during fiscal 1998. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. Each incumbent director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

     Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in DecisionOne's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures and the Company's policies relating to internal auditing and accounting procedures and controls. The Audit Committee met two times during fiscal 1998. The Audit Committee is currently composed of two non-employee directors, Messrs. Schloss and Wortman.

     Compensation Committee. The Compensation Committee determines the annual salary and bonus and reviews the amount of remuneration in stock options of the Company's senior executives; reviews the operation of the Company's executive compensation programs; and establishes and periodically reviews policies in the area of management benefits. None of the members of the Compensation Committee may be officers or employees of the Company. The current members of the Compensation Committee are Messrs. Grauer, Schloss and Wortman. The Compensation Committee met eight times during fiscal 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 23, 1998 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) by each director of the Company,
(iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                   NUMBER OF
                                                              SHARES BENEFICIALLY   PERCENTAGE
                      BENEFICIAL OWNER                             OWNED(1)         OF CLASS(1)
                      ----------------                        -------------------   -----------
DLJ Merchant Banking Partners II, L.P. group(2)(3)..........      11,376,194           88.4%
The Apollo group(3)(4)......................................         810,117            6.4
The Bain Capital group(3)(5)................................         810,117            6.4
The THL group(3)(6).........................................         810,117            6.4
Kenneth Draeger(3)(7).......................................         176,095            1.4
Stephen J. Felice(3)(8).....................................          58,214              *
Thomas J. Fitzpatrick(3)(9).................................          35,137              *
Joseph S. Giordano(3)(10)...................................          20,667              *
Thomas M. Molchan(3)(11)....................................          20,667              *
Dwight T. Wilson(3)(12).....................................          20,042              *
Peter T. Grauer(13).........................................              --             --
Lawrence M.v.D. Schloss(13).................................              --             --
Kirk B. Wortman(13).........................................              --             --
All current executive officers and directors as a group (10
  persons)(3)...............................................         330,822          2.6

---------------
  *  Less than one percent.
 (1) Applicable percentage of ownership is based on 12,584,219 shares of Common Stock outstanding as of October 23, 1998. In accordance with the rules of the Securities and Exchange Commission, options to purchase shares of Common Stock that are exercisable as of October 23, 1998 or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such options for purpose of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The persons listed in the table have sole voting or investment power with respect to the shares listed opposite their name unless noted otherwise.

 (2) 7,520,009 shares (approximately 59.8% of the outstanding Common Stock) are held directly by DLJMB and the following investors related to DLJMB (collectively, "DLJ Entities"): DLJ Offshore Partners, II, C.V. ("Offshore"), a Netherlands Antilles limited partnership; DLJ Diversified Partners, L.P. ("Diversified"), a Delaware limited partnership; DLJMB Funding II, Inc. ("Funding"), a Delaware corporation; DLJ Merchant Banking Partners II-A, L.P. ("DLJMBPIIA"), a Delaware limited partnership; DLJ Diversified Partners-A L.P. ("Diversified A"), a Delaware limited partnership; DLJ Millennium Partners, L.P. ("Millennium"), a Delaware limited partnership; DLJ Millennium Partners-A, L.P. ("Millennium A"), a Delaware limited partnership; DLJ EAB Partners, L.P. ("EAB"), a Delaware limited partnership; UK Investment Plan 1997 Partners ("UK Partners"), a Delaware partnership; and DLJ First ESC LLC, a Delaware limited liability company ("DLJ First"). See "Certain Relationships and Related Transactions." The address of each of DLJMB, Diversified, Funding, DLJMBPIIA, Diversified A, Millenium, Millenium A, DLJ First and EAB is 277 Park Avenue, New York, New York 10172. The address of Offshore is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands, Antilles, The address of UK Partners is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles, California 90067.

 (3) Because of the restrictions on transfer, voting requirements and other provisions of the Investors' Agreement (See "Certain Relationships and Related Transactions"), the DLJ Entities are also deemed to beneficially own (a) the 3,398,970 shares held by the following institutional investors (collectively, "Institutional Investors") which are parties to the Investors' Agreement: Apollo Advisors II, L.P. and related entities ("Apollo"), Bain Capital, Inc. and related entities ("Bain Capital"), Thomas H. Lee Company and related entities ("THL"), certain investment funds associated with DLJ Capital Corp. ("Sprout") and Ontario Teacher's Pension Plan Board ("Teachers"); (b) the 327,349 shares held by the executive officers named in the Summary Compensation Table as further detailed in Notes (7)-(12) below; and (c) 129,866 shares subject to the Investors' Agreement held by other members of management of the Company (together with the executive officers referred to above, the "Management Shareholders"). Therefore, with the exception of 3,473 shares owned by Mr. Draeger which are not subject to the Investors' Agreement, the share amounts set forth opposite the names of the other entities and individuals in the table are also included in the ownership of the DLJ Entities shown in the table.

     Details concerning the share ownership of Apollo, Bain Capital and THL are set forth in Notes (4)-(6) below. Sprout holds 475,504 shares (approximately 3.8% of the outstanding Common Stock) and Teachers holds 493,115 shares (approximately 3.9% of the outstanding Common Stock). Sprout's shares are held by DLJ Capital Corp. ("DLJCC"), a Delaware corporation, Sprout Growth II, L.P., a Delaware limited partnership, The Sprout CEO Fund, L.P., a Delaware limited partnership and one additional entity managed by the Sprout Group, the venture capital affiliate of DLJ. DLJCC is a wholly owned subsidiary of DLJ. Sprout Growth II, L.P. has two general partners: DLJCC is the managing general partner and DLJ Growth Associates II, L.P. is the general partner. DLJ Growth Associates II, L.P. is a Delaware limited partnership, whose general partners are a group of individual employees of DLJCC and DLJ Growth Associates (II), Inc., a Delaware corporation which is a wholly owned subsidiary of DLJCC. DLJCC is the managing general partner of The Sprout CEO Fund. The address of Sprout is 277 Park Avenue, New York, New York 10172.

     Teachers is an independent corporation established in 1990 to administer the benefits and manage the investments of the pension plan for over 200,000 Ontario teachers. The address of Teachers is 5650 Yonge Street, 5th Floor, North York, Ontario M2M 4H5.

(4) Apollo's shares are held by Apollo Investment Fund III, L.P., a Delaware limited partnership ("AIF III"), Apollo Overseas Partners III, L.P., a Delaware limited partnership ("Overseas Partners"), and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of England ("Apollo UK Partners") (collectively, "Apollo Entities"). Each of the Apollo Entities is principally engaged in the business of investment securities.

    Apollo Advisors II, L.P., a Delaware limited partnership ("Advisors"), is the general partner of AIF III and the managing general partner of Overseas Partners and Apollo UK Partners. Advisors is principally engaged in the business of providing advice regarding investments by, and serving as the general partner of, the Apollo Entities. The address of Apollo is 1301 Avenue of the Americas, 38th Floor, New York, New York 10019.

(5) Bain Capital's shares are held by Bain Capital Fund V, L.P., Bain Capital Fund, V-B, L.P., BCIP Associates, and BCIP Trust Associates, L.P. Bain Capital Investors V, Inc. is the general partner of Bain Capital Partners V, L.P. ("BCP V"), a Delaware limited partnership. BCP V is the general partner of Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P. (the "Bain Fund Vs"), both of which are Delaware limited partnerships. The Bain Fund Vs' primary business activity is to make investments in private equity securities and other interests in business organizations, domestic and foreign.

    BCIP Associates, a general partnership, and BCIP Trust Associates, L.P., a limited partnership (together the "BCIPs"), are both organized under the laws of the state of Delaware. The BCIPs' primary business activity is to make investments in private equity securities and other interests in domestic and foreign business organizations. The address of Bain Capital is Two Copley Place, Boston, Massachusetts 02116.

(6) THL's shares are held by Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership ("Fund III"), Thomas H. Lee Foreign Fund III, L.P., a Delaware limited partnership ("Foreign Fund"), THL Co-Investors III-A, LLC, a Massachusetts limited liability company ("Co-Investors A"), the THL Co-Investors III-B, LLC, a Massachusetts limited liability company ("Co-Investors B"). The general partners of each of Fund III and Foreign Fund is THL Equity Advisors III Limited Partnership, a Massachusetts limited partnership ("Equity Advisors"). The general partner of Equity Advisors is THL Equity Trust III, a Massachusetts business trust, the beneficial owners of which are affiliates of Thomas H. Lee Company. The manager of each of Co-Investors A and Co-Investors B. is Thomas H. Lee. The address of THL is 75 State Street, 26th Floor, Boston, Massachusetts 02109.

 (7) Consists of 3,473 shares which are not subject to the Investors' Agreement, 96,104 shares which are subject to the Investors' Agreement and 76,518 shares subject to the Investors' Agreement issuable upon exercise of options exercisable as of October 23, 1998 or within 60 days thereafter ("Option Shares"). Pursuant to the terms of Mr. Draeger's Employment Agreement, the restrictions on transfer of Common Stock contained in the Investors' Agreement will no longer apply to Mr. Draeger as of January 1, 1999.

 (8) Consists of 12,130 shares, 21,625 Option Shares and 24,459 shares subject to the Investors Agreement issuable upon exercise of fully-vested options (the "Rollover Options") resulting from the conversion by certain Management Shareholders of options outstanding at the time of the Recapitalization.

 (9) Consists of 5,661 shares, 10,875 Option Shares and 18,601 Rollover Options.

(10) Consists of 4,851 shares, 3,750 Option Shares and 12,066 Rollover Options.

(11) Consists of 4,851 shares, 3,750 Option Shares and 12,066 Rollover Options.

(12) Consists of 4,851 shares, 3,125 Option Shares and 12,066 Rollover Options.

(13) Messrs. Schloss, Grauer and Wortman are officers of DLJ Merchant Banking II, Inc., an affiliate of DLJMB. DLJ Merchant Banking II, Inc. is the general partner of DLJ Merchant Banking II, L.P. Share data shown for such individuals excludes shares shown as held by the DLJ Entities, as to which such individuals disclaim beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Investors' Agreement restricts transfers of the shares of Common Stock by the Management Shareholders, permits the Management Shareholders to participate in certain sales of shares of Common Stock by the DLJ Entities, requires the Management Shareholders to sell shares of Common Stock in certain circumstances should the DLJ Entities choose to sell any such shares owned by the DLJ Entities, permits the Management Shareholders and the Institutional Investors to purchase equity securities proposed to be issued by the Company on a preemptive basis in the event the DLJ Entities choose to acquire any such equity securities, and provides for certain registration rights. The Investors' Agreement also provides that the DLJ Entities have the right to appoint a majority of the members of the Board of Directors of the Company.

     In addition, DLJ Capital Funding, Inc., an affiliate of the DLJ Entities, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the new credit facility entered into by a subsidiary of the Company in connection with the Recapitalization and as a lender thereunder. DLJSC, an affiliate of the DLJ Entities, received customary fees in connection with the underwriting of the Senior Subordinated Notes and the Debentures issued by the Company in connection with the Recapitalization. DLJSC received a merger advisory fee of $5.0 million from the Company upon consummation of the Recapitalization.

     The Company has entered into an agreement with DLJSC pursuant to which DLJSC will act as the Company's exclusive financial advisor for an annual fee of $500,000. In addition, the Company agrees to engage DLJSC in connection with any financial transaction (as defined in the agreement) on usual and customary terms for such engagements. The agreement continues until the earlier of (i) August 6, 2002 or (ii) such time as the DLJ Entities shall own less than 20% of the outstanding Common Stock.

     In connection with the Recapitalization, the Company extended non-recourse loans (the "Loans") to the following executive officers, in the amounts shown, to fund, in whole or in part, their purchase of shares of Common Stock: Stephen
J. Felice -- $249,979.89; Thomas J. Fitzpatrick -- $116,664.15; Joseph S. Giordano -- $99,971.35; Thomas M. Molchan -- $99,971.35; and Dwight T.
Wilson -- $99,971.35. Each of the Loans matures on August 7, 2001, with interest at the rate of 6.39% per annum and principal due and payable at maturity. The Loans are secured by a pledge of the shares of Common Stock purchased with the Loans and any shares of Common Stock obtained through the borrower's exercise of Rollover Options or options issued under the Plan. The loan amounts shown above represent the amount outstanding as of October 28, 1998 and the largest aggregate amount of indebtedness outstanding at any time since July 1, 1997.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning the current directors and executive officers of the Company. Officers are appointed until the next annual meeting of stockholders and until their successors are duly appointed.

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Stephen J. Felice.........................  41     President and Chief Executive Officer and
                                                   Director
Thomas J. Fitzpatrick.....................  40     Executive Vice President and Chief Financial
                                                   Officer
James S. Burkhardt........................  49     Senior Vice President -- Sales and Marketing
Dennis M. Callagy.........................  34     Senior Vice President -- Major Account Operations
Joseph S. Giordano........................  43     Senior Vice President -- Field Operations
Thomas M. Molchan.........................  43     Senior Vice President, General Counsel and
                                                   Corporate Secretary
Dwight T. Wilson..........................  42     Vice President -- Human Resources
Peter T. Grauer...........................  53     Director
Lawrence M.v.D. Schloss...................  44     Director
Kirk B. Wortman...........................  36     Director

     Stephen J. Felice has been the President of the Company since October 1995, and Chief Executive Officer and a Director since April 1998. From March 1987 until October 1995, Mr. Felice served in several capacities for Bell Atlantic Business Systems Services, Inc. ("BABSS") (which was acquired by the Company in October 1995) in March 1987. He served as Vice President and General Manager, Sales and Operations of BABSS from January 1991 to October 1995 and was responsible for all service delivery, sales activity, customer management, and marketing channels with management responsibility over almost 3,000 employees.

     Thomas J. Fitzpatrick has been the Executive Vice President and Chief Financial Officer of the Company since April 1998 and was Vice President and Chief Financial Officer of the Company from August 1996 through April 1998. Prior to August 1996 Mr. Fitzpatrick was Vice President of Network Finance at Bell Atlantic Network Services, Inc. Mr. Fitzpatrick served more than eight years at BABSS, including over four years as Vice President and Chief Financial Officer.

     James S. Burkhardt has been the Senior Vice President -- Sales and Marketing of the Company since May 1998. From 1987 through April 1998, he held the following positions with Lotus Development Corp., a software development company, which became a subsidiary of International Business Machines Corporation in 1995: Worldwide Vice President -- Small and Medium Businesses (February 1998 -- April 1998); Vice President -- North American Sales (January 1996 -- January 1998); Vice President -- Channel Sales and Business Partners (1994 -- 1995); Director -- United States Corporate Sales (1991 -- 1993); and New York Region Manager (1987 -- 1990).

     Dennis M. Callagy has been the Senior Vice President -- Major Account Operations of the Company since May 1998. From March 1995 through April 1998, Mr. Callagy was Vice President -- Support Service of CompuCom Systems, Inc., a computer product and services systems integrator. From May 1989 through March 1995, he served as Director -- Technical Services of Trellis Network Services, Inc., a network services integrator.

     Joseph S. Giordano has been Senior Vice President -- Field Operations of the Company since October 1995. From October 1993 to October 1995, Mr. Giordano was Vice President Sales and Service Delivery of BABSS. From January 1991 to October 1993, he was an Area General Manager of BABSS.

     Thomas M. Molchan has been General Counsel and Corporate Secretary of the Company since October 1995 and was named a Senior Vice President in April 1998. From December 1986 to October 1995, he was Vice President and General Counsel of BABSS.

     Dwight T. Wilson has been Vice President -- Human Resources of the Company since October 1995. From April 1994 to October 1995, Mr. Wilson was Vice President -- Human Resources of BABSS. From October 1990 to March 1994, Mr. Wilson was Director, Human Resources Policies and Planning of BABSS.

     Peter T. Grauer has been a Director of the Company since August 1997 and a Managing Director of DLJ Merchant Banking II, Inc. since September 1992. From April 1989 to September 1992, he was Co-Chairman of Grauer & Wheat, Inc., an investment firm specializing in leveraged buyouts. Prior to April 1989, Mr. Grauer was a Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Grauer is a director of Doane Products Co., Nebco Evans Holding Company, AmeriServe Food Distribution, Inc., Total Renal Care Holdings, Inc. and Thermadyne Holdings Corp.

     Lawrence M.v.D. Schloss has been a Director of the Company since August 1997 and the Managing Partner of DLJ Merchant Banking II, Inc. since November 1995. Prior to November 1995, he was the Chief Operating Officer and Managing Director of DLJ Merchant Banking, Inc. Mr. Schloss currently serves as Chairman of the Board of McCulloch Corporation and as a director of Wilson Greatbatch, Inc. and Thermadyne Holdings Corp.

     Kirk B. Wortman has been a Director of the Company since August 1997 and a Principal of DLJ Merchant Banking II, Inc. since February 1997. For the five years prior to joining DLJ Merchant Banking II, Inc. he worked in the Leveraged Finance Group within DLJ's Investment Banking Group, most recently as a Senior Vice President.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth for the years ended June 30, 1998, 1997 and 1996 certain compensation paid by the Company to its current and former Chief Executive Officers and the four other most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for the year ended June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                       ANNUAL                       COMPENSATION
                                                    COMPENSATION                   ---------------
                                      -----------------------------------------      SECURITIES
                                                                        OTHER        UNDERLYING
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)       BONUS($)        ANNUAL($)    OPTIONS/SARS(#)
---------------------------   ----    ---------      -----------      ---------    ---------------
Stephen J. Felice...........  1998     271,000           250,000            --         173,000
  President and               1997     225,000           300,000            --           9,000
  Chief Executive Officer     1996     157,500(1)        130,340(1)         --         100,000
Kenneth Draeger(2)..........  1998     450,000        13,967,281(3)         --         290,000
  Former Chairman and Chief   1997     425,000           500,000            --          50,000
  Executive Officer           1996     355,000           484,500            --          70,000
Thomas J. Fitzpatrick.......  1998     200,800            75,000            --         100,000
  Executive Vice President
     and                      1997     168,077(4)        155,000(4)    224,908(5)      100,000
  Chief Financial Officer     1996          --                --            --              --
Joseph S. Giordano..........  1998     170,000            40,000            --          30,000
  Senior Vice President --    1997     140,000            84,150            --          21,000
  Field Operations            1996      91,000(1)         36,150(1)         --          32,000
Thomas M. Molchan...........  1998     159,900            40,000            --          50,000
  Senior Vice President,      1997     139,300            95,000            --          10,000
  General Counsel and
  Corporate Secretary         1996      90,020(1)         42,725(1)         --          33,000
Dwight T. Wilson............  1998     137,400            35,000            --          25,000
  Vice President --           1997     108,317            65,000            --          10,000
  Human Resources             1996      72,310(1)         20,620(1)         --          25,000

---------------
(1) Messrs. Felice, Giordano, Molchan and Wilson joined the Company and were named executive officers on October 21, 1995. The salaries and bonuses shown reflect the amount earned after such date through June 30, 1996.

(2) Mr. Draeger resigned as Chief Executive Officer effective as of April 14, 1998 and as Chairman on September 9, 1998.

(3) Mr. Draeger received a $13,967,281 bonus in connection with the Recapitalization. The payment was in accordance with the provisions of his employment agreement of October 1992 with Decision Data Inc., the predecessor of a wholly owned subsidiary of the Company. The agreement provided for a bonus in the event of a change of control of the Company, calculated in accordance with a formula set forth in the agreement.

(4) Mr. Fitzpatrick joined the Company and was named an executive officer on August 12, 1996. The salary and bonus reflect the amount earned after such date through June 30, 1997. Of the bonus amount, $30,000 was a one-time signing bonus.

(5) Of this amount, $223,908 was for relocation assistance. The other $1,000 was for tax preparation assistance.

     The following table summarizes stock options granted during fiscal 1998 to the person named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                         ------------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF     PERCENT OF                                   ANNUAL RATES OF STOCK
                         SECURITIES   TOTAL OPTIONS                                  PRICE APPRECIATION
                         UNDERLYING    GRANTED TO     EXERCISE OF                    FOR OPTION TERM(2)
                          OPTIONS     EMPLOYEES IN    BASE PRICE     EXPIRATION    -----------------------
         NAME            GRANTED(1)    FISCAL 1998      ($/SH)          DATE           5%          10%
         ----            ----------   -------------   -----------    ----------    ----------   ----------
Stephen J. Felice......    14,415(3)       0.8%        $ 7.1681        11/28/05    $  380,568   $  667,195
                           10,044(3)       0.5          15.0083        12/04/06       186,423      386,137
                          173,000          9.1          20.6084         8/06/07     2,242,169    5,682,095
Kenneth Draeger........    53,901(3)       2.8           0.4480         5/31/03     1,785,250    2,857,016
                           11,160(3)       0.6           0.4480         7/31/03       369,629      591,534
                           31,043(3)       1.6           0.4480         1/31/04     1,028,172    1,645,431
                          290,000         15.2          20.6084         8/06/07     3,758,548    9,524,900
Thomas J.
  Fitzpatrick..........    18,601(3)       1.0          12.5442         9/08/06       391,081      760,942
                           87,000          4.6          20.6084         8/06/07     1,127,565    2,857,470
                           13,000          0.7          20.6084         4/26/08       176,779      440,182
Joseph S. Giordano.....     4,134(3)       0.2           7.1681        11/28/05       109,141      191,341
                            7,932(3)       0.4          15.0083        12/04/06       147,223      304,942
                           30,000          1.6          20.6084         8/06/07       388,815      985,334
Thomas M. Molchan......     4,134(3)       0.2           7.1681        11/28/05       109,141      191,341
                            7,932(3)       0.4          15.0083        12/04/06       147,223      304,942
                           30,000          1.6          20.6084         8/06/07       388,815      985,334
                           20,000          1.1          20.6084         4/26/08       271,968      677,204
Dwight T. Wilson.......     4,134(3)       0.2           7.1681        11/28/05       109,141      191,341
                            7,932(3)       0.4          15.0083        12/04/06       147,223      304,942
                           25,000          1.3          20.6084         8/06/07       324,013      821,112

---------------
(1) The shares underlying these grants are subject to the terms of the Investors' Agreement (see "Certain Relationships and Related Transactions"). Except with respect to Mr. Draeger's grant, half of the shares underlying each grant vests in four equal annual installments commencing on the first anniversary date of grant. The other half of the shares underlying each grant vests on the seventh anniversary, but vesting may accelerate over the first four anniversaries if certain financial goals are met. The shares underlying unvested options are cancelled upon termination of the optionee's service with the Company.

    Of the shares underlying Mr. Draeger's options, 7.5% vested on the date of grant (August 7, 1997) and 1.18% vest on the first day of every month through December 1998. The rest of the grant will be forfeited in January 1999.

(2) Potential Realizable Values are calculated by applying an assumed annual compounded annual rate of return to the per share price of the Company's common stock on the date of grant from the date of the grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The 5% and 10% assumed rates are mandated by rules of the Securities and Exchange Commission. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

(3) The optionees rolled over portions of option grants outstanding at the time of the Recapitalization in lieu of receiving $23.00 per share less the exercise price. The exercise price for shares underlying each option grant was reduced from the pre-Recapitalization price so as to maintain the same ratio between the exercise price and fair market value before and after the Recapitalization date. The number of shares underlying the option grants was increased from the pre-Recapitalization number so as to maintain the same aggregate spread between exercise price and fair market value before and after the Recapitalization date.

     The following table summarizes option exercises during fiscal 1998 and the value at June 30, 1998 of vested and unvested options for each person named in the Summary Compensation Table. Year-end values are based upon a price of $20.0625 per share, which was the closing market price of a share of Common Stock on June 30, 1998, the last trading day of the fiscal year.

  AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SHARES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            SHARES                           JUNE 30, 1998(1)                JUNE 30, 1998
                           ACQUIRED         VALUE       ---------------------------   ---------------------------
          NAME            ON EXERCISE     REALIZED      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------    -----------    -----------   -------------   -----------   -------------
Stephen J. Felice.......      84,083(2)  $ 1,261,261(2)   24,459(3)      173,000       $236,637          --
Kenneth Draeger.........   1,213,273(2)   26,256,546(2)   55,980         234,000             --          --
Thomas J. Fitzpatrick...      83,333(2)      749,998(2)   18,601(3)      100,000        139,848          --
Joseph S. Giordano......      42,187(2)      511,268(2)   12,066(3)       30,000         93,395          --
Thomas M. Molchan.......      32,187(2)      457,518(2)   12,066(3)       50,000         93,395          --
Dwight T. Wilson........      24,187(2)      337,518(2)   12,066(3)       25,000         93,395          --

---------------
(1) All shares issued upon exercise of options and all shares underlying unexercised options are subject to the terms of the Investors' Agreement. See "Certain Relationships and Related Transactions".

(2) In connection with the Recapitalization, each named officer received $23.00 per share less the exercise price in exchange for the cancellation of options outstanding on August 7, 1997 with respect to the number of shares shown in the table, except that Mr. Draeger received such consideration with respect to the cancellation of options to purchase 1,117,169 shares and acquired 96,104 shares in December 1997 upon exercise of options.

(3) The number of shares underlying these options were adjusted in connection with the Recapitalization. These options were rolled over by the optionee at the time of the Recapitalization in lieu of receiving $23.00 per share less the exercise price as set forth in note (2) above. The number of options was increased from the pre-Recapitalization number so as to maintain the same spread between exercise price and fair market value before and after the Recapitalization date.

     In connection with the Recapitalization, certain members of management were given the opportunity to convert portions of option grants to fully vested options to purchase Common Stock under the Management Incentive Plan dated August 7, 1997 (see "Description of the Plan"). All other outstanding options granted to employees and directors, whether or not vested, were cancelled, and the holders of such options either received a cash payment in respect of such options or converted them into fully vested options to purchase Common Stock.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Draeger entered into an employment agreement with DecisionOne Holdings Corp. and DecisionOne Corporation (the "Companies") as of August 7, 1997, pursuant to which he served as the Chairman and Chief Executive Officer of the Companies. Under the agreement, which had an initial two year term, Mr. Draeger received a base annual salary of at least $450,000, was eligible to receive an annual bonus based on the consolidated operating performance of the Company and was entitled to certain perquisites. Mr. Draeger also received options to purchase 290,000 shares under the Plan, which vest 7.5% on the date of the grant and 1.18% on the first day of every month for the 36 months beginning the month following the date of grant and the remaining 50% of which vest based upon the achievement of performance goals. Upon a change of control of the Companies in which the DLJ Group generates an internal rate of return on their investment in excess of 40%, Mr. Draeger is entitled to a special bonus ranging from $5,000,000 to $15,000,000. In accordance with the terms of the agreement, Mr. Draeger receives continued payment of his base salary for a six-month period. In addition, Mr. Draeger will continue to be provided with health benefits until the earlier of his reaching the age of 65 or becoming a full time employee at another company. Mr. Draeger is subject to a perpetual confidentiality covenant, a one-year noncompetition covenant and a two-year nonsolicitation covenant.

     Mr. Draeger resigned as Chief Executive Officer effective as of April 14, 1998 and as Chairman on September 9, 1998. Giving effect to the notice provisions of the employment agreement, the effective "Date of Termination" as defined in the employment agreement is December 31, 1998. Pursuant to the terms of his employment agreement, Mr. Draeger will, as of January 1, 1999, be free of any restrictions (other than those imposed by law) with respect to the sale, gift, transfer or other disposition of Common Stock owned by him.

     Mr. Felice entered into an employment agreement with the Companies as of August 7, 1997 pursuant to which he served as the President and Chief Operating Officer of the Companies. Under the agreement, which has an initial two year term and provides for automatic one year extensions unless notice is given to the contrary, Mr. Felice receives a base salary of at least $250,000, is eligible to receive an annual bonus based on the consolidated operating performance of the Companies and enjoys certain perquisites. Upon a change of control of the Companies in which the initial investors generate an internal rate of return on their initial investment in excess of 40%, Mr. Felice is entitled to receive a special bonus ranging from $2,500,000 to $7,500,000. Upon a termination of employment without cause, by Mr. Felice for "good reason" (as defined in the agreement) or by the Companies' election not to extend the term, Mr. Felice will receive an amount equal to 150% of his base annual salary and annual cash bonus received by him with respect to the immediately preceding fiscal year (125% in the case of a termination for good reason), payable over an eighteen (or fifteen, as applicable) month period. Upon a termination of employment by reason of death or disability, Mr. Felice will receive continued payment of base salary for a one-year period and a prorated bonus for the year of termination. Following termination of employment, Mr. Felice is subject to a perpetual confidentiality covenant, a one-year noncompetition covenant and a two-year nonsolicitation covenant.

     Messrs. Burkhardt, Callagy, Fitzpatrick, Giordano, Molchan and Wilson have severance arrangements with the Company which in various instances provide for a severance payment of up to one times base annual salary, a pro-rata portion of accrued bonus, and the continuation of certain benefits for up to one year in the event of termination without cause.

COMPENSATION OF DIRECTORS

     Directors of the Company currently do not receive any compensation for their service as directors.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Committee is responsible for setting the performance criteria for annual cash incentive awards and determining the achievement levels and payout for the executive officers. Finally, the Committee is responsible for determining which executives and other key employees, including the CEO, will be granted stock options and restricted stock and the size of such grants.

     In connection with the Recapitalization, the entire membership of the Committee changed and no current member of the Committee was a member of the Board at the beginning of the fiscal year ended June 30, 1998.

COMPENSATION POLICIES

     The Company's compensation policies for executive officers, as established by the Board and implemented by the Committee, are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options.

ANNUAL COMPENSATION

     The primary factor used to set cash compensation for the Company's executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to the Company. The Committee relies on the Human Resources Department of the Company to analyze competitive compensation. The Company also engages William M. Mercer, Inc., an independent compensation consultant, to advise on competitive compensation. The Committee relies on the analysis to choose the most direct competitors for executive talent (the "Direct Competitors").

     The Company's policy generally is to base compensation for its executive officers on the median for comparable positions at its Direct Competitors, with variance based upon individual and corporate performance. Actual base salaries of individual executive officers vary depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements and historical compensation levels. Incentive awards are designed to give competitive total cash compensation if performance targets are met, more than competitive compensation if performance targets are exceeded, and less than competitive compensation if performance targets are not met.

     Executive officers, including the CEO (as discussed separately below), earned cash incentive awards in fiscal 1998 based upon individual and Company-wide annual accomplishments measured against pre-established goals. For Messrs. Fitzpatrick, Molchan, and Wilson, 75% of the target award for each executive was calculated based on achievement of a specific Adjusted EBITDA goal. (Adjusted EBITDA represents earnings before interest, income taxes, depreciation and amortization, adjusted for certain unusual charges and amortization of repairable parts.) For Mr. Giordano, 40% of the target award was calculated based on achievement of a specific Adjusted EBITDA goal and 35% of the target award was calculated based on revenue from service delivery, operating income, and customer satisfactions ratings. For each of these executive officers, the remaining 25% of the target award was based on achievement of individual performance objectives. Performance criteria varied by executive officer, and each executive officer had different weighting for his various individual performance objectives.

LONG-TERM COMPENSATION

     The Company has granted stock options at irregular intervals at the discretion of the Committee. The number of options in each grant is not based on any specific criteria. However, the Committee considered primarily the executive's position, skills and achievements, and the level and timing of previously granted stock options. During the fiscal year, each listed executive officer, including the CEO, received a new grant on August 7, the date of the Recapitalization. One half of the shares underlying each grant are subject to time-lapse vesting. The remaining shares are subject to performance-accelerated vesting. Except for Mr. Draeger's grant (described below), each executive officer received an option that vests in equal annual increments over four years (the time-lapse vesting options) and an option that vests on the seventh anniversary of the grant but may vest over the first four anniversaries if certain financial goals are achieved (the performance-accelerated vesting options).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Subsequent to the beginning of the fiscal year and effective with the change in majority ownership of the Company, Mr. Draeger, as Chairman and CEO, and Mr. Felice, as President, signed employment agreements with the Company (see "Compensation of Executive Officers and Directors -- Employment and Severance Agreements"). On April 14, 1998, Mr. Draeger resigned as CEO and continued as Chairman of the Board through the remainder of the fiscal year. He will continue to receive his base salary through December 31, 1998. Also on April 14, Mr. Felice became President and CEO and was elected to the Board of Directors.

     Mr. Draeger's annual base salary remained at $450,000 throughout the fiscal year. Mr. Felice's annual base salary was increased to $350,000 by the outside directors effective with his promotion to CEO on April 15, 1998. The Committee believes that Mr. Draeger's base salary was comparable to, and Mr. Felice's base salary is below, the median of competitive base salaries for CEOs of the Direct Competitors. The

Committee will periodically review Mr. Felice's salary to consider raising it towards the median of competitive base salaries.

     Mr. Draeger received a $13,967,281 bonus in connection with the Recapitalization. The payment was in accordance with the provisions of his employment agreement of October 1992 with Decision Data Inc., the predecessor of a wholly owned subsidiary of the Company. The agreement provided for a bonus in the event of a change of control of the Company, calculated in accordance with a formula set forth in the agreement. The Committee had no discretion in determination of this award. The Committee had no discretion in determination of this award.

     The Committee decided to not pay Mr. Draeger a 1998 annual cash incentive award in light of his departure prior to the fiscal year end. The Committee set a target for Mr. Felice's annual cash award as CEO equal to the amount determined by a formula in his employment agreement. The Committee established a formula for Mr. Felice's 1998 annual cash incentive award, 75% of the target award based on the Company's Adjusted EBITDA performance, and the remaining 25% of the target award based on achievement of individual performance objectives. The Company's Adjusted EBITDA was below the target for fiscal 1998. In making its determination, the Committee evaluated Mr. Felice's achievement of individual objectives, including those for revenue and customer satisfaction, restructuring of the sales and service delivery organizations, and various non-financial personal and organizational achievements. The Committee did not assign specific weights to the individual performance objectives. Based on the Adjusted EBITDA results and its overall assessment, the Committee awarded Mr. Felice a bonus of $250,000.

     The long-term incentive for Mr. Draeger was, and for Mr. Felice is, provided in the form of stock options. The size of the grants was determined based on analysis of the value of long-term compensation and the portion of total grants for CEOs in companies of comparable business, size and complexity to the Company. Mr. Draeger received accelerated vesting of his options compared to the other executive officers, as required in his employment agreement. Of Mr. Draeger's total grant, 7.5% vested immediately and 1.18% vested each month from September 1997 through December 1998, with the 50% balance vesting over four years upon the attainment of certain financial goals. No shares underlying the performance-accelerated options vested in fiscal 1998 for Mr. Draeger or Mr. Felice. The vesting schedule for Mr. Felice's options is discussed above -- see "Long-Term Compensation".

DEDUCTIBILITY OF CERTAIN COMPENSATION

     Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Based on information provided by the Company, the Committee believes that, through June 30, 1998, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation. The Committee notes that the Company's compensation plan contains provisions relating to stock options that are designed to preserve the deductibility of income realized upon exercise of stock options.

COMMITTEE MEMBERSHIP

     From July 1, 1997 through August 7, 1997, the Committee consisted of Thomas
E. McInerney, Bruce K. Anderson and Michael C. Brooks. From August 7, 1997 to July 12, 1998, the Committee consisted of Peter T. Grauer and Thomas G. Greig. From July 16, 1998 to the present, the Committee consists of Messrs. Grauer, Lawrence M.v.D. Schloss, and Kirk B. Wortman.

                                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                                       Peter T. Grauer, Chairman
                                                         Lawrence M.v.D. Schloss
                                                                 Kirk B. Wortman

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Standard & Poor's 500 Stock Index (the "S & P Index"), and (ii) the Standard & Poor's Computer Software & Services Index (the "Computer Index"), assuming an investment of $100 on April 4, 1996 in each of the Common Stock of the Company, the stocks comprising the S & P Index and the stocks comprising the Computer Index. Dividend reinvestment has been assumed and, with respect to the stocks comprising the Computer Index, the returns have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of April 4, 1996, the date the Common Stock became publicly-traded.

                                                                              S&P Computer
                                                                              Software and
                                       DecisionOne           S&P 500         Services Index
4/4/96                                   100.000             100.000             100.000
6/28/96                                  108.571             102.252             111.771
6/30/97                                  104.000             134.959             185.720
6/30/98                                   91.714             172.876             287.941

The graph assumes $100 invested in DecisionOne and the two indices on April 4, 1996.

                                (PROPOSAL NO. 2)

 APPROVAL OF ADDITIONAL SHARES TO BE ISSUED UNDER THE MANAGEMENT INCENTIVE PLAN

     At the Annual Meeting, there will be presented to stockholders a proposal to approve the authorization of additional 250,000 shares of Common Stock for issuance under the Plan. On July 16, 1998, the Board of Directors of the Company approved the authorization of additional shares, subject to stockholder approval.

     The Board believes the Plan helps the Company and its subsidiaries attract, retain and motivate employees of, and others performing services for, the Company or its subsidiaries. In addition, the Board believes the Plan encourages such persons to devote their best efforts to the business and financial success of the Company. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because the benefit of stock options is only received through improved stock performance, the Board believes stock options align the interests of key employees with other stockholders.

     Since stock options are the only form of long-term incentive currently offered to the Company's key employees, an adequate reserve of shares is necessary to enable the Company to make periodic grants in the future to retain its key employees. In addition, acquisitions have played a key role in the Company's growth, and the availability of options is helpful to attract experienced management from businesses which may be acquired by the Company. Currently, 1,698,280 shares are authorized for issuance under the Plan. As of October 1, 1998, stock options have been exercised with respect to 107,264 shares, and stock options covering an additional 1,771,774 shares of Common Stock had been granted and were outstanding. Thus, certain stock option grants during the fiscal year were made subject to stockholder approval of the authorization to issue additional shares under the Plan. With the approval of additional shares, 69,242 shares of Common Stock would be available for future grants under the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AUTHORIZATION OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE PLAN.

                            DESCRIPTION OF THE PLAN

GENERAL INFORMATION

     The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined in Section 2 of the Plan; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. In addition, the Plan shall cover certain "rollover" options resulting from the Recapitalization (the "Rollover Options"). Awards granted pursuant to the Plan ("Awards") may be in the form of options and stock appreciation rights.

SHARES SUBJECT TO THE PLAN

     Currently, the total number of shares of Common Stock ("Shares") in respect of which Awards may be granted under the Plan and with respect to which incentive stock options may be granted under the Plan is 1,698,280. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4(b) of the Plan, no employee of the Company may receive options and/or stock appreciation rights in any calendar year that relate to more than 375,000 Shares.

     Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

ADMINISTRATION

     The Plan is administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") and Section 162(m) of the Internal Revenue Code (the "Code"). Each member of the Committee is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively.

ELIGIBILITY

     Any employee, including any officer or employee-director of the Company or any Subsidiary, and any former director of the Company receiving a Rollover Option, shall be eligible to be designated a Participant. Currently, approximately 107 employees participate in the Plan.

GRANTS AND AWARDS

     The Committee has broad discretion under the Plan in determining Awards, including but not limited to the number of Shares covered thereby and provisions regarding grant price, expiration date, exercisability, vesting, forfeiture, transfer restrictions, payment and the impact, if any, of termination of employment on the foregoing. Accordingly, it is not possible to determine the amount or form of any future Award that may be granted to any individual during the term of the Plan.

     Options. Under the Plan, the Committee may grant incentive stock options (each an "Incentive Stock Option" or "ISO"), non-qualified stock options (each a "Non-Qualified Stock Option" or "NQSO") or both types of options ("Option", as used herein, refers to any Incentive Stock Option or Non-Qualified Stock Option). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award agreement or thereafter.

     Except as otherwise specifically provided in the Plan and in any option rollover agreement, the Rollover Options shall continue to be governed by the terms under which they were originally granted.

     Stock Appreciation Rights. Under the Plan, the Committee may grant stock appreciation rights (each a "Stock Appreciation Right") entitling the holder thereof to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. A Stock Appreciation Right will be settled in such form as the Committee shall determine. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant and shall have an exercise price as determined by the Committee on the date of grant. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

EFFECT OF TERMINATION OR SUSPENSION OF EMPLOYMENT OR SERVICE ON OPTIONS AND STOCK APPRECIATION RIGHTS

     Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated for any reason other than death, Disability (as defined in Section 2 of the Plan), retirement at age 62 or older or by the Company for Cause (as defined in Section 2 of the Plan), the Participant's right to exercise any Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the ninetieth day following such termination of employment or service or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or service. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

     Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if the Participant's employment or service with the Company or its Subsidiaries is terminated by reason of death, Disability, or retirement at age 62 or older, all Time Vesting Options (as defined in an Award agreement) shall vest and become immediately exercisable and the Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any Option or Stock Appreciation Right during the one-year period following such termination of employment or service, to the extent it was exercisable and outstanding at the date of such termination of employment or service, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment or service.

     If the Participant's employment or service with the Company or its Subsidiaries is terminated by the Company for Cause, all Awards other than the Rollover Options (whether vested or unvested) shall be forfeited.

     In the event of a Participant's termination of employment by reason of death or Disability, termination of employment by the Company other than for Cause or termination by a Participant for Good Reason (as defined in Section 2 of the Plan) (and, in the case of the Rollover Options, upon any type of termination), the Company or its designee shall have the right to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, and the Participant shall have the right to cause the Company to purchase all or a portion of the vested Options and/or Shares acquired upon the exercise of Options, at a per share price equal to the Fair Market Value on the date of purchase, less the exercise price in the case of vested Options.

     The Committee, in its sole discretion, may provide in an Award agreement for the accelerated vesting of an Award in the event of a Change of Control (as defined in Section 2 of the Plan).

RESTRICTIONS ON TRANSFER

     Except to the extent otherwise provided in an Award agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. Shares issued upon exercise of Options are subject to the provisions of the Investors' Agreement.

AMENDMENTS AND TERMINATION

     Under the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that shareholder approval must be obtained if such approval is necessary to comply with any tax or regulatory requirement that the Board deems desirable, including exemptive relief under Section 16(b) of the 1934 Act. The Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights Participant or any holder or beneficiary of any Award theretofore granted shall not be effective without the consent of the affected Participant, holder or beneficiary. Any provision of the Plan or any Award agreement to the contrary notwithstanding, in the event of a Change in Control or an offer to Participants generally relating to the acquisition of Shares, including through purchase, merger or otherwise, the Committee may cause any Award to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

RESTRICTIONS ON RESALE

     Any person receiving Shares under the Plan who is an "affiliate" of the Company (as the term "affiliate" is used in Rule 144 promulgated by the Commission under the Securities Act of 1933 (the "1933 Act")) may resell such Shares only pursuant to a registration statement filed under the 1933 Act (the Company having no obligation to file any such registration statement) or within the restrictions, including the sales volume limitations, imposed by Rule 144 other than the one-year holding period requirement in the Rule. In addition, certain Participants may be subject to the "short-swing profits" sanction of
Section 16(b) of the 1934 Act.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax treatment of options granted under the Plan under present tax law is described generally below. Local and state tax authorities may also tax incentive compensation awarded under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to a recipient or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a recipient thereof will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by the exercise of an NQSO, a recipient will have a capital gain or loss (long-term, mid-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the recipient's adjusted tax basis in such shares (the exercise price plus the amount of ordinary income recognized by the recipient at the time of exercise of the NQSO).

     Incentive Stock Options. A recipient of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. An ISO recipient who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her will recognize mid-term or long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the recipient's other tax basis in such shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if an ISO recipient disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term, mid-term or short-term capital gain, depending upon the length of time the recipient held his or her shares prior to the disposition.

     Section 162(m). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of options granted under the Plan and the value of shares of Common Stock received when the shares of restricted stock or other Awards became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to make grants of options thereunder that meet the requirements of "performance-based compensation." Awards of restricted stock generally will not qualify as "performance-based compensation."

                               NEW PLAN BENEFITS

     DecisionOne Holdings Corp. 1997 Management Incentive Plan

                     NAME AND POSITION                        NUMBER OF OPTIONS
                     -----------------                        -----------------
Non-Executive Officer Employee Group........................       180,758

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended June 30, 1998 and has been appointed to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that certain filings were not required for those persons, the Company believes that during the year ended June 30, 1998 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied, except as follows: initial ownership reports were filed late by the Company on behalf of the following officers and employees: Messrs. Stephen Friedman, John Baldus, William Beaumont, Mark Davis, Thomas Farrell, Thomas Fogarty, Daniel Harkins, William Lanam, Michael Rogers, Kirk Scott and Thomas Walker and Ms. Judith Johnson; and one Form 4 was filed late on behalf of Mr. James Greenwell, the Company's former Senior Vice President of Sales and Marketing, reporting a sale transaction after the applicable due date.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Stockholders may submit proposals for inclusion in the proxy statement on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. Such proposals must be received by the Company no later than June 30, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting. Stockholders who intend to submit proposals appropriate for stockholder action at the 1999 annual meeting, but who are not seeking to have the proposal included in the proxy statement, must submit such proposal so that it is received by the Company no later than September 22, 1999. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge to each stockholder upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended June 30, 1998, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Investor Relations.

                                          By order of the Board of Directors,

                                          Thomas M. Molchan
                                          Corporate Secretary

Frazer, Pennsylvania
October 28, 1998

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           DECISIONONE HOLDINGS CORP.

The undersigned hereby appoints Peter T. Grauer, Stephen J. Felice and Thomas M. Molchan as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of DecisionOne Holdings Corp. held of record by the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 10, 1998 and any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE.)


                              FOLD AND DETACH HERE

                                                     PLEASE MARK YOUR
                                                   VOTES AS INDICATED    /X/
                                                     IN THIS EXAMPLE:



The Board of Directors recommends a vote FOR all nominees and FOR Item 2.

ITEM 1 - ELECTION OF DIRECTORS

Nominees:

Stephen J. Felice
Peter T. Grauer
Lawrence M.v.D. Schloss
Kirk B. Wortman

                      FOR                     WITHHELD
                                               FOR ALL

                      / /                       / /





WITHHELD FOR:  (Write that nominee's name in the space provided below).
_______________________________________________________________________________

ITEM 2 - APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER MANAGEMENT INCENTIVE PROGRAM

                  FOR             AGAINST             ABSTAIN

                  / /               / /                 / /


Signature___________________ Signature______________________ Date_______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE